                                                                     Exhibit 4.4


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO RR Donnelley & Sons CompanyFinancial Printing GroupTHIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE FIRST AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT, DATED AS OF AUGUST 26, 1999, AND AS AMENDED BY AMENDMENT NO. 1 THERETO DATED OCTOBER 15, 1999, AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST.

                 PHASE2MEDIA, INC. (F/K/A CKG MEDIA.COM, INC.)

                     COMMON STOCK PURCHASE WARRANT
No. W-                                                         December 23, 1999
      ---

                       Void after December 23, 2002  Warrant to Purchase
                                                                        --------
                                                          Shares of Common Stock

          PHASE2MEDIA, INC. (f/k/a CKG Media.com, Inc.), a Delaware Corporation (the "Company"), for value received, hereby certifies that
                                                           ---------------------
or its registered assigns (the "Holder"), is entitled to purchase from the
Company                                                            (      ) duly
       ------------------------------------------------------------ ------
authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at a purchase price of $0.63 per share, at any time or from time to time commencing on the date first set forth above and prior to 5:00 P.M., New York City time, on December 23, 2002 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

          The warrants represented by this common stock purchase warrant certificate (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) is one of six (6) common stock purchase warrant certificates originally issued pursuant to that certain Second Closing Purchase Agreement dated as of December 23, 1999 by and among the Company, Vector Capital II, L.P. and Hachette Filipacchi Interactions S.A. and
each of the parties set forth on Schedule A annexed thereto.   Each of the six
(6) Warrants originally so issued evidence rights to purchase an aggregate of 450,000 shares of Common Stock subject to adjustment as provided herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Securities Purchase Agreement.

          1.  Definitions.  As used herein, unless the context otherwise
              -----------
requires, the following terms shall have the meanings indicated:

          "Business Day" shall mean any day other than a Saturday or a Sunday or
           ------------
a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
successor agency having jurisdiction to enforce the Securities Act.

          "Common Stock" shall have the meaning assigned to it in the
           ------------
introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "Company" shall have the meaning assigned to it in the introduction to
           -------
this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

          "Convertible Securities" shall mean any evidences of indebtedness,
           ----------------------
shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          "Current Market Price" shall mean, on any date specified herein, the
           --------------------
average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Expiration Date" shall have the meaning assigned to it in the
           ---------------
introduction to this Warrant.

          "Holder" shall have the meaning assigned to it in the introduction to
           ------
this Warrant.

          "Market Price" shall mean, on any date specified herein, the amount
           ------------
per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system or the Nasdaq SmallCap Market, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Options" shall mean any rights, options or warrants to subscribe for,
           -------
purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

          "Other Securities" shall mean any stock (other than Common Stock) and
           ----------------
other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Agreement" shall have the meaning assigned to it in the
           ------------------
introduction to this Warrant.

          "Purchase Price" shall mean initially $0.63 per share, subject to
           --------------
adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

          "Restricted Securities" shall mean (a) any Warrants bearing the
           ---------------------
applicable legend set forth in Section 9.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time, and the rules and regulations thereunder, or any successor statute.

          "Securities Purchase Agreement" shall mean Securities Purchase
           -----------------------------
Agreement dated as of August 16, 1999 by and among the Company, Vector Capital II, L.P. and each of the parties listed on Schedule A and Schedule B annexed thereto.

          "Securityholders' Agreement" shall mean the First Amended and Restated
           --------------------------
Securityholders' Agreement by and among the Company and its stockholders dated as of August 26, 1999, as amended by Amendment No. 1 thereto dated October 15, 1999.

          "Warrants" shall have the meaning assigned to it in the introduction
           --------
to this Warrant.

          2.    Exercise of Warrant.
                -------------------

          2.1.  Manner of Exercise; Payment of the Purchase Price.  (a) This
                -------------------------------------------------
Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time commencing on the date first set forth above and prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

          (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

          2.2.  When Exercise Effective.  Each exercise of this Warrant shall be
                -----------------------
deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

          2.3.  Delivery of Stock Certificates, etc.; Charges, Taxes and
                --------------------------------------------------------
Expenses.  (a) As soon as practicable after each exercise of thisWarrant, in
--------
whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9 and the Securityholders' Agreement, as the Holder may direct,

          (1) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

          (2) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

          (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue tax or other incidental expense in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

          2.4.  Company to Reaffirm Obligations.  The Company shall, at the time
                -------------------------------
of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this
                                           --------
Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

          3.    Adjustment of Common Stock Issuable Upon Exercise.
                -------------------------------------------------

          3.1.  Adjustment of Number of Shares.
                ------------------------------

                Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          3.2.  Treatment of Stock Dividends, Stock Splits, etc.  In case the
                ------------------------------------------------
Company at any time or from time to time after the date hereof shall declare any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Purchase Price in effect immediately prior to the declaration of such dividend or to such subdivision shall, concurrently with the effectiveness of such declaration or subdivision, be proportionately decreased.

          3.3.  Adjustments for Combinations, etc.  In case the outstanding
                ----------------------------------
shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          3.4.  De Minimis Adjustments.  If the amount of any adjustment of the
                ----------------------
Purchase Price per share required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Purchase Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least one tenth (1/10) of one percent (1%) of such Purchase Price. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

          3.5.  Abandoned Dividend or Distribution.  If the Company shall take a
                ----------------------------------
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

          4.    Consolidation, Merger, etc.
                --------------------------

          4.1.  Adjustments for Consolidation, Merger, Sale of Assets,
                ------------------------------------------------------
Reorganization, etc.  In case the Company after the date hereof (a) shall
-------------------
consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 and 4, provided that if a purchase, tender or exchange offer shall
                     --------
have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder of such Warrants shall be entitled to receive the highest amount of securities, cash or other property to which it would actually have been entitled as a shareholder if the Holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 3 and 4.

          4.2.  Assumption of Obligations.  Notwithstanding anything contained
                -------------------------
in the Warrants or in the Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of
Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

          5.    No Impairment.  The Company shall not, by amendment of its
                -------------
certificate of incorporation or through any consolidation, merger, reorganization, transfer of the assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, and (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

          6.  Certificate as to Adjustments.  In each case of any adjustment or
              -----------------------------
readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Company's Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense) retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

          7.  Notices of Corporate Action.  In the event of:
              ---------------------------

          (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

          (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each holder of a Warrant a notice specifying the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

          8.  Registration of Common Stock.  The shares of Common Stock (and
              ----------------------------
Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute "Conversion Stock" (as such term is defined in

Section 1 of that certain First Amended and Restated Registration Rights Agreement effective as of August 26, 1999 by and among the Company and the Investors and Series C Investors (the "Registration Rights Agreement")). Each holder of this Warrant shall be entitled to all of the benefits afforded to such holder of Conversion Stock in its capacity as an Investor under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of Conversion Stock thereunder.

          9.1  Restrictive Legends.  Except as otherwise permitted by this
               -------------------
Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SUCH WARRANT AND IN THE FIRST AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT DATED AS OF AUGUST 26, 1999, AND AS AMENDED ON OCTOBER 15, 1999, BY AND AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH SHALL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST."

Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SUCH WARRANT AND IN THE FIRST AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT, DATED AS OF AUGUST 26, 1999, AND AS AMENDED ON OCTOBER 15,

     1999, BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS, A COPY OF WHICH SHALL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST."

          9.2.  Transfer to Comply With the Securities Act.  Restricted
                ------------------------------------------
Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws, the Securityholders' Agreement and the terms and conditions hereof. The Company may require a legal opinion, in form and substance reasonably satisfactory to the Company, as to the availability of and compliance with such exemptions and the state securities or blue sky laws.

          9.3.  Termination of Restrictions.  The restrictions imposed by this
                ---------------------------
Section 9 on the transferability of Restricted Securities to comply with the Securities Act and state securities or Blue Sky laws shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 9.1.

          10.   Reservation of Stock, etc.  The Company shall at all times
                --------------------------
reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding.
All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

          11.    Registration and Transfer of Warrants, etc.
                 -------------------------------------------

          11.1.  Warrant Register; Ownership of Warrants.  Each Warrant issued
                 ---------------------------------------
by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          11.2.  Transfer of Warrants.  Subject to compliance with Section 9, if
                 --------------------
applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

          11.3.  Replacement of Warrants.  On receipt by the Company of evidence
                 -----------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          11.4.  Adjustments To Purchase Price and Number of Shares.
                 --------------------------------------------------
Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

          11.5.  Fractional Shares.  Notwithstanding any adjustment pursuant to
                 -----------------
Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

          12.  Remedies; Specific Performance.  The Company stipulates that
               ------------------------------
there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any federal court of the Southern District of New York or any state court located in New York County, State of New York and in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          13.  No Rights or Liabilities as Shareholder.  Nothing contained in
               ---------------------------------------
this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          14.  Notices. All notices and other communications (and deliveries)
               -------
provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its Chief Executive Officer at its principal office located at 420 Lexington Avenue, 26/th/ floor, New York, NY 10170 or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

          All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any
                                           --------
Warrant shall be effective in the manner provided in Section 2.

          15.  Amendments.  This Warrant and any term hereof may not be amended,
               ----------
modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

          16.  Descriptive Headings, Etc. The headings in this Warrant are for
               --------------------------
convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively;
(3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

          17.  Governing Law.  This Warrant shall be governed by, and construed
               -------------
in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          18.  Judicial Proceedings.  Any legal action, suit or proceeding
               --------------------
brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgment obtained in any action, suit or proceeding brought pursuant to this Section.

          19.  WAIVER OF TRIAL BY JURY.  EACH OF THE COMPANY AND THE HOLDER
               -----------------------
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS WARRANT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION WITH THIS WARRANT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                              PHASE2MEDIA, INC. (f/k/a CKG Media.com, Inc.)

                                    By:
                                        ----------------------------------
                                        Name:  Richard Nachmias
                                        Title: Chief Financial Officer